Exhibit 99

OFG Bancorp Reports 3Q19 Results

SAN JUAN, Puerto Rico, October 21, 2019 – OFG Bancorp (NYSE: OFG) today reported results for the third quarter ended September 30, 2019.

Highlights 3Q19 vs. 3Q18

•    Net income available to shareholders of $5.8 million, or $0.11 per share fully diluted, reflects the impact of several strategic transactions, compared to $19.6 million, or $0.42 per share fully diluted, in 3Q18. Book value per common share grew 3.1% to $18.84. Tangible Book Value per common share expanded 5.4% to $17.11.

•    3Q19 included $40.5 million pre-tax from items that negatively affected results, primarily due to the decision to sell mostly non-performing loans, partially offset by $13.0 million pre-tax from items that benefited results, such as the sale of available-for-sale mortgage-backed securities (MBS) and of fully charged-off loans, and the adjustment to the qualitative factors of the allowance for loan and lease losses.

•    Excluding the above items, 3Q19 adjusted net income available to shareholders was $24.9 million, or $0.48 per share fully diluted.*

•    Loans at September 30, 2019 increased 1.2% to $4.41 billion. Average core deposits rose 3.4% to $4.56 billion, while non-core funding was reduced 41.7% by quarter end. New loan origination of $291.4 million reflected Oriental Bank’s success in targeting small business customers and our growing consumer banking business. Net Interest Margin remained strong at 5.35%, total delinquency rate improved, and capital metrics continued to climb to new multi-year highs.

Conference Call

A conference call to discuss 3Q19 results, outlook and related matters will be held today at 10:00 AM Eastern Time. Phone (888) 562-3356 or (973) 582-2700. Use conference ID 619-9357. The call can also be accessed live on www.ofgbancorp.com.  Webcast replay will be available shortly thereafter.

CEO Comment

“Our core operations continue to deliver excellent results,” said José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board.

“During the quarter, we took advantage of market conditions and sold MBS and fully charged off loans at a profit, and we also decided to sell a good portion of our remaining non-performing loans.

This further strengthens our liquidity and balance sheet to continue our growth strategy and prefunds our $560 million acquisition of Scotiabank’s operations in PR and USVI.

“Our strategies are proving highly effective in capturing the positive economic shift taking place in Puerto Rico. Small business, auto and consumer loan production; core deposit growth, credit quality, and capital; and number of net new clients confirm the success of our customer focused approach to banking – Fácil, Rápido, Hecho. As a result, we generated a 14% year over year increase in adjusted earnings per share.

“With our NPL sales, we reduced 3Q19 non-performing loans 40% year over year, to 2% of originated loans, which will enable us to free up resources, reduce NPL related expenses, and increase operating flexibility. Combined with the sale of MBS, we have close to $1 billion in cash to fund our growth plans, including our acquisition of Scotiabank’s PR and USVI operations. The MBS sales also enabled us to reduce high cost brokered CDs and borrowings.

“Looking ahead, Oriental will further consolidate its position as the premier retail bank on the island. Upon closing the Scotiabank acquisition, we become the second largest bank in Puerto Rico in core deposits, branches, automated and interactive teller machines, mortgage servicing, and insurance brokerage, and the third largest bank in US Virgin Islands.

“As always, thanks to our team for their commitment and dedication, and to all our retail and commercial customers for their support and loyalty.”

3Q19 Items

•    The following resulted in a net $32.0 million increase in the provision for loan losses:

•   Increase of $39.0 million primarily from deciding to sell $95.0 million unpaid principal balance in non-performing commercial and mortgage loans, both acquired and originated. These are expected to be sold in 4Q19.

•   Decrease of $2.4 million from the proceeds of the sale of $26.0 million of previously charged off auto and consumer loans.

•   Decrease of $4.5 million from the adjustment to qualitative factors of the allowance for loan and lease losses, reflecting sustained favorable macroeconomic conditions in Puerto Rico.

•    The sale of $322.0 million of low-yielding MBS resulted in a $3.5 million pre-tax gain in other income, and the continued reduction of higher cost brokered CDs and repurchase agreement funding.

•    Non-interest expenses were reduced $1.0 million as a result of three items discussed in the “Income Statement” section below.

Current Expected Credit Losses (CECL)

We have substantially completed the model development process for CECL implementation.

•    For the originated book, which accounts for 84% of total gross loans, we are estimating an increase in the current allowance of around 16% to 23%. This will be phased-in through regulatory capital in 2020 through 2022.

•    For the acquired book, which represents 16% of total gross loans, we expect its allowance will be enough to cover CECL implementation. Any adjustment will be made through the allowance and loan balances with no impact in capital.

The final impact of CECL will depend on the circumstances at the date of adoption such as asset quality, macro-economic conditions and economic perspective, and continued refinement in 4Q19.

Income Statement

Unless otherwise noted, the following compares data for the third quarter 2019 to the third quarter 2018.

•    Interest Income fell $0.5 million, to $93.7 million. Continued originated loan growth (+7.2%) and higher yield (+11 basis points) was mostly offset by continued pay downs of acquired loans and 2Q19 and 3Q19 MBS sales. Interest income increased $5.9 million from originated loans and $2.4 million from cash equivalents, and declined $4.2 million from acquired loans and $4.6 million from investment securities.

•    Interest expense increased 9.1% or $1.1 million to $12.9 million. Core deposit costs increased $2.4 million due to higher average balances excluding non-interest bearing deposits (+4.0%) and rate (+25 basis points). Brokered deposit costs fell $0.4 million due to lower average balances (-31.1%) and higher rate (+47 basis points). Borrowing costs fell $0.9 million due to lower average balances (-32.4%) and higher rate (+22 basis points).

•    Net Interest Margin, excluding cost recoveries, increased 7 basis points to 5.33% from 5.26%. The increase reflected higher yield on originated loans (+11 basis points) and cash balances (+18 basis points); a higher proportion of originated loans and cash in interest-earning assets (76.8% compared to 64.9%); and the reduction in higher cost brokered CDs and borrowings, partially offset by the higher cost of core deposits.

•    Total provision for Loan and Lease Losses increased $29.2 million, to $43.8 million, which includes the previously mentioned net $32.0 million increase in provision, and a decline of $2.8 million, reflecting improved asset quality.

•    Total Banking and Wealth Management Revenues increased $0.1 million to $18.5 million due to higher wealth management and banking service revenues, partly offset by lower mortgage banking revenues.

•    Total Non-Interest Expenses declined $0.2 million to $50.7 million, primarily reflecting three items: $1.5 million credit for FDIC insurance assessment, $1.0 million credit from Puerto Rico Treasury for employee retention after hurricane Maria, and $1.6 million in Scotiabank acquisition related expenses.

•    Due to a higher proportion of exempt income, the Effective Tax Rate for the quarter was 12.0% compared to 34.7%. Estimated Effective Tax Rate for the year is 30.15%.

•    Dividends on Preferred Stock declined 53.0% to $1.6 million from $3.5 million due to the 4Q18 conversion of Series C Preferred to common.

Balance Sheet

Unless otherwise noted, the following compares data at September 30, 2019 to September 30, 2018.

•    Total Loans increased 1.2% or $54.2 million to $4.41 billion as originated loans increased 4.8%, or $172.1 million, and acquired loans declined 18.2%, or $144.4 million. Compared to June 30, 2019, total loans declined 1.5% or $67.3 million with originated loans down 0.6%, or $24.1 million, and acquired loans down 9.0%, or $64.1 million, both reflecting 2Q19 and 3Q19 loan sales.

•  Loan Production totaled $291.4 million compared to $347.0 million in the year-ago quarter. Auto and consumer lending remained strong at $141.5 million and $48.3 million, respectively, while residential mortgage lending totaled $23.8 million. Commercial lending at $65.6 million reflected continued growth of small business customers, while OFG USA added $12.2 million in commercial lending.

•  Cash and Cash Equivalents increased 76.1%, or $416.1 million, to $962.9 million. Compared to June 30, 2019, cash increased 42.1%, or $285.5 million. The increases reflect the sale of MBS, NPLs and fully charged off loans.

•  Total Investments declined 59.4%, or $776.4 million, to $529.7 million. Compared to June 30, 2019, investments declined 39.2%, or $341.0 million. The decreases reflect sales of MBS in 2Q19 and 3Q19.

•  Customer Deposits (excluding brokered) increased 0.7% or $31.6 million to $4.59 million. Compared to June 30, 2019, deposits increased 0.7% or $33.0 million. The increases reflect Oriental’s larger retail customer and funding base.

•  Borrowings declined 37.3%, or $182.1 million, to $305.9 million. Compared to June 30, 2019, borrowings declined 14.3%, or $50.9 million. Brokered deposits declined 45.7%, or $242.5 million, to $288.4 million. Compared to June 30, 2019, brokered deposits declined 25.8%, or $100.0 million. The declines reflect the maturity of brokered CDs and repayment of repurchase agreement funding.

•  Total stockholders’ equity increased 8.2% or $79.2 million to $1.05 billion. Compared to June 30, 2019, stockholders’ equity increased $4.2 million. The increases reflect growth of retained earnings and legal surplus and reduced other comprehensive loss.

Credit Quality

Unless otherwise noted, the following compares data on the originated loan portfolio at September 30, 2019 to September 30, 2018.

•  Most credit quality metrics improved. Non-performing loan rate at 2.00% fell 145 basis points. Allowance for loan and lease losses declined 17.00%, to $79.1 million. As a percentage of loans, ALLL at 2.09% fell 53 basis points. The decrease in the NPL rate and ALLL reflects the previously mentioned sale and transfer to held-for-sale of NPLs.

•  Early and total delinquency rates, at 3.64% and 5.39% were up 32 and down 80 basis points, respectively.

•  Net Charge-Offs increased $22.0 million to $34.4 million. As a percentage of loans, the NCO rate increased to 3.57% from 1.38%. NCOs were affected by $15.9 million from the previously mentioned increase in provision attributable the decision to sell certain non-performing loans. As a result, NCOs are expected to decline in 4Q19.

Capital Position

Capital continued to be significantly above regulatory requirements for a well-capitalized institution, with September 30, 2019 ratios improving across the board.

Financial Supplement & Conference Call Presentation

OFG’s Financial Supplement, with full financial tables for the quarter ended September 30, 2019, and 3Q19 Conference Call Presentation, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. See Tables 9-1, 9-2 and 10 in OFG’s above-mentioned Financial Supplement for reconciliation of GAAP to non-GAAP Measures and Calculations. OFG has attached to this news release Table 10: “Reconciliation of GAAP to Non-GAAP with adjustments to exclude the impact of significant events” for the quarters ended September 30, 2019 and June 30, 2019.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) changes to the financial condition of the government of Puerto Rico; (iv) amendments to the fiscal plan approved by the Financial Oversight and Management Board of Puerto Rico; (v) determinations in the court-supervised debt-restructuring process under Title III of PROMESA for the Puerto Rico government and all of its agencies, including some of its public corporations; (vi) the amount of government, private and philanthropic financial assistance for the reconstruction of Puerto Rico’s critical infrastructure, which suffered catastrophic damages caused by hurricane Maria; (vii) the pace and magnitude of Puerto Rico’s economic recovery; (viii) the potential impact of damages from future hurricanes and natural disasters in Puerto Rico; (ix) the fiscal and monetary policies of the federal government and its agencies; (x) changes in federal bank regulatory and supervisory policies, including required levels of capital; (xi) the relative strength or weakness of the commercial and consumer credit sectors and the real estate market in Puerto Rico; (xii) the performance of the stock and bond markets; (xiii) competition in the financial services industry; and (xiv) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2018, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 55th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a wide range of retail and commercial banking, lending and wealth management products, services and technology, primarily in Puerto Rico. Visit us at Error! Hyperlink reference not valid.www.ofgbancorp.com.

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Contacts

Puerto Rico: Idalis Montalvo (idalis.montalvo@orientalbank.com) at (787) 777-2847

US: Steven Anreder (sanreder@ofgbancorp.com) and Gary Fishman (gfishman@ofgbancorp.com) at (212) 532-3232

a)    During 2Q 2019 and 3Q 2019, the Company sold $350 million and $322 million available-for-sale mortgage-backed securities, respectively, and recognized a gain in the sale of $4.8 million and $3.5 million, respectively.

b)    During 3Q 2019, the Company decided to sell mostly non-performing loans, which are expected to be sold during 4Q 2019, increasing the provision by $37.4 million. Originated loans that were transferred to held-for-sale amounted to $25.3 million at September 30, 2019, the remaining were purchased credit impaired loans.

c)     During 2Q 2019, the Company decided to sell mostly non-performing mortgage loans increasing the provision by $8.8 million. Most of these loans were sold in 3Q 2019, increasing the provision by an additional $2.3 million.

d)    During 3Q 2019, the Company received $2.4 million proceeds from the sale of fully charged-off originated auto and consumer loans.

e)     During 2Q 2019, the Company entered into an agreement with Scotiabank to acquire its Puerto Rico and US Virgin Islands operations, subject to customary closing conditions. During 2Q2019 and 3Q2019, $1.0 million and $1.6 million, respectively, were incurred in related expenses.

f)     During 3Q 2019, the Company recognized an FDIC insurance assessment credit received amounting to $1.5 million.

g)    During 3Q 2019, the Company received an additional $1 million credit from Puerto Rico Treasury for employee retention after hurricane Maria.

h)    During 3Q 2019, the Company had a reduction in provision for loan losses of $4.5 million as a result of the adjustment to the qualitative factors, related to sustained favorable macroeconomic conditions in Puerto Rico.

i)     Income tax effect reflects estimated income tax annual rate at September 30, 2019 and June 30, 2019 of 30.51% and 32.12%, respectively.

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our September 30, 2019 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6-7
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	8-9
Table 7:	Allowance for Loan and Lease Losses	10
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	11
Table 9:	Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory
	Capital	12-13
Table 10:	Reconciliation of GAAP to Non-GAAP with adjustments to exclude the impact
	of quarter-specific items	14
Table 11:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements (Tables 1-10)	15

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OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2019		2019		2019	2018		2018	2019		2018
(Dollars in thousands, except per share data) (unaudited)		Q3		Q2		Q1	Q4		Q3	YTD		YTD
Earnings
Net interest income		$80,710		$81,085		$81,789	$82,035		$82,277	$243,584		$233,859
Non-interest income, net (core)	(2)	18,542		18,074		17,553	19,260		18,446	54,169		55,079
Non-interest expense		50,727		51,452		52,152	51,719		50,941	154,331		155,362
Pre-provision net revenues	(21)	52,161		52,581		47,293	54,574		49,956	152,035		134,334
Provision for loan and lease losses		43,770	(a)(b)(c)	17,705	(c)	12,249	11,300	(f)	14,601	73,724	(a)(b)(c)	44,808
Net income before income taxes		8,391		34,876		35,044	43,274		35,355	78,311		89,526
Income tax expense		1,008		10,897		11,574	18,530		12,255	23,479		29,860
Net income		$7,383		$23,979		$23,470	$24,744		$23,100	$54,832		$59,666
Common Share Statistics
Earnings per common share - basic	(3)	$0.11		$0.44		$0.43	$0.47		$0.45	$0.97		$1.12
Earnings per common share - diluted	(4)	$0.11		$0.43		$0.42	$0.45		$0.42	$0.97		$1.07
Average common shares outstanding		51,345		51,330		51,305	49,628	(d)	43,996	51,327		43,975
Average common shares outstanding and equivalents		51,772		51,680		51,626	51,602		51,464	51,695		51,344
Cash dividends per common share		$0.07		$0.07		$0.07	$0.07	(e)	$0.06	$0.21		$0.18
Book value per common share (period end)		$18.84		$18.76		$18.30	$17.90	(d)	$18.27	$18.84		$18.27
Tangible book value per common share (period end)	(5)	$17.11		$17.03		$16.56	$16.15	(d)	$16.23	$17.11		$16.23
Balance Sheet (Average Balances)
Loans	(6)	$4,539,046		$4,514,030		$4,504,725	$4,460,002		$4,400,637	$4,519,393		$4,294,178
Interest-earning assets		5,981,757		6,034,338		6,152,202	6,170,455		6,055,085	6,055,475		5,906,945
Total assets		6,433,658		6,496,423		6,605,328	6,619,026		6,514,532	6,511,171		6,360,715
Total deposits		4,921,259		4,880,114		4,890,630	4,987,446		4,934,468	4,897,447		4,853,613
Interest-bearing deposits		3,827,212		3,782,211		3,791,083	3,866,842		3,854,642	3,800,302		3,793,078
Borrowings		340,194		459,802		562,152	543,920		503,268	453,236		439,810
Stockholders' equity		1,061,541		1,037,057		1,017,546	983,015		973,838	1,038,869		962,187
Common stockholders' equity		979,671		955,187		935,676	881,971		807,968	956,999		796,317
Performance Metrics
Net interest margin	(7)	5.35%		5.39%		5.39%	5.27%		5.39%	5.38%		5.29%
Return on average assets	(8)	0.46%		1.48%		1.42%	1.50%		1.42%	1.12%		1.25%
Return on average tangible common stockholders' equity	(9)	2.58%		10.32%		10.32%	11.67%	(d)	10.94%	7.67%		9.30%
Efficiency ratio	(10)	51.11%		51.89%		52.50%	51.06%		50.58%	51.83%		53.77%
Full-time equivalent employees, period end		1,436		1,417		1,394	1,392		1,365	1,436		1,365
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$79,089		$89,952		$94,035	$95,188		$95,236	$79,089		$95,236
Allowance as a % of loans held for investment		2.09%		2.35%		2.51%	2.54%		2.62%	2.09%		2.62%
Net charge-offs		$34,427	(a)(b)(c)	$12,564		$12,486	$10,885	(f)	$12,402	$59,477	(a)(b)(c)	$38,695
Net charge-off rate	(11)	3.57%	(a)(b)(c)	1.32%		1.33%	1.18%		1.38%	1.75%	(a)(b)(c)	1.20%
Early delinquency rate (30 - 89 days past due)		3.64%		3.51%		3.61%	3.34%		3.32%	3.64%		3.32%
Total delinquency rate (30 days and over)		5.39%		6.07%		6.33%	6.36%		6.19%	5.39%		6.19%
Capital Ratios (Non-GAAP)	(12)
Leverage ratio		15.41%		15.20%		14.64%	14.22%	(d)	13.93%	15.41%		13.93%
Common equity Tier 1 capital ratio		17.98%		17.48%		17.09%	16.78%	(d)	14.38%	17.98%		14.38%
Tier 1 risk-based capital ratio		20.43%		19.87%		19.49%	19.20%	(d)	18.55%	20.43%		18.55%
Total risk-based capital ratio		21.71%		21.14%		20.77%	20.48%	(d)	19.84%	21.71%		19.84%
Tangible common equity ("TCE") ratio		14.07%		13.71%		13.05%	12.76%	(d)	10.88%	14.07%		10.88%

(a) During 3Q 2019, the Company received $2.4 million proceeds from the sale of fully charged-off originated auto and consumer loans.

(b) During 3Q 2019, the Company decided to sell mostly non-performing loans, which are expected to be sold during 4Q 2019, increasing the provision by $37.4 million. Originated loans that were transferred to held-for-sale amounted to $25.3 million at September 30, 2019, the remaining were purchased credit impaired loans.

(c) During 2Q 2019, the Company decided to sell mostly non-performing mortgage loans increasing the provision by $8.8 million. Most of these loans were sold in 3Q 2019, increasing the provision by an additional $2.3 million.

(d) During the 4Q 2018, the Company converted all of its outstanding 8.750% non-cumulative convertible perpetual preferred stock, series C into OFG Bancorp common stock. Each share of the 84,000 series C preferred stock was converted into 86.4225 shares of common stock.

(e) During the 4Q 2018, the Company increased the regular cash dividend per common share to $0.07 from $0.06.
(f) During the 4Q 2018, the Company received $1.8 million proceeds from the sale of fully charged-off originated auto and consumer loans.

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OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended									Nine-Months Ended
		September 30,		June 30,		March 31,		December 31,		September 30,	September 30,		September 30,
(Dollars in thousands, except per share data) (unaudited)		2019		2019		2019		2018		2018	2019		2018
Interest income:
Loans	(1)
Non-acquired loans		$74,303		$72,978		$71,298		$70,747		$68,387	$218,580		$189,557
Acquired BBVAPR loans		9,090		9,603		10,247		10,935		12,144	28,939		37,308
Acquired Eurobank loans		2,379		2,499		2,574		2,642		3,485	7,452		10,192
Total interest income from loans		85,772		85,080		84,119		84,324		84,016	254,971		237,057
Investment securities		7,883		9,175		10,591		10,782		10,121	27,649		28,256
Total interest income		93,655		94,255		94,710		95,106		94,137	282,620		265,313
Interest expense:
Deposits
Core deposits		8,256		7,465		6,214		6,396		5,877	21,935		16,806
Brokered deposits		2,298		2,526		2,835		3,003		2,728	7,659		6,748
Total deposits		10,554		9,991		9,049		9,399		8,605	29,594		23,554
Borrowings		2,391		3,179		3,872		3,672		3,255	9,442		7,900
Total interest expense		12,945		13,170		12,921		13,071		11,860	39,036		31,454
Net interest income		80,710		81,085		81,789		82,035		82,277	243,584		233,859
Provision for loan and lease losses, excluding acquired loans	(1)	23,564	(b)(c)(d)	8,481		11,333		10,842		13,420	43,378	(b)(c)(d)	41,213
Provision (recapture) for acquired BBVAPR loan and lease losses	(1)	19,135	(b)(c)(d)	7,446	(d)	1,567		(998)	(f)	875	28,148	(b)(c)(d)	2,485
Provision for acquired Eurobank loan and lease losses	(1)	1,071	(c)(d)	1,778	(d)	(651)	(e)	1,456		306	2,198	(c)(d)	1,110
Total provision for loan and lease losses, net		43,770		17,705		12,249		11,300		14,601	73,724		44,808
Net interest income after provision for loan and lease losses		36,940		63,380		69,540		70,735		67,676	169,860		189,051
Non-interest income:
Banking service revenues		10,813		10,776		10,465		11,234		10,797	32,054		32,404
Wealth management revenues		6,611		6,669		5,882		7,246		6,407	19,162		18,688
Mortgage banking activities		1,118		629		1,206		780		1,242	2,953		3,987
Total banking and financial service revenues		18,542		18,074		17,553		19,260		18,446	54,169		55,079
Other income, net		3,636	(a)	4,874	(a)	103		4,998	(g)	174	8,613	(a)	758
Total non-interest income, net		22,178		22,948		17,656		24,258		18,620	62,782		55,837
Non-interest expense:
Compensation and employee benefits		20,500		19,875		20,341		19,322		18,495	60,716		57,202
Occupancy, equipment and infrastructure costs		7,307		7,511		7,746		7,762		8,388	22,564		25,322
Net loss on sale of foreclosed real estate and other repossessed assets		794		21		1,070		1,834		1,210	1,885		2,828
General and administrative expenses		20,031		21,482		20,699		20,963		20,112	62,212		62,958
Total operating expenses		48,632		48,889		49,856		49,881		48,205	147,377		148,310
Credit related expenses		2,095		2,563		2,296		1,838		2,736	6,954		7,052
Total non-interest expense		50,727		51,452		52,152		51,719		50,941	154,331		155,362
Income before income taxes		8,391		34,876		35,044		43,274		35,355	78,311		89,526
Income tax expense		1,008		10,897		11,574		18,530	(h)	12,255	23,479		29,860
Net income		7,383		23,979		23,470		24,744		23,100	54,832		59,666
Less: dividends on preferred stock
Convertible preferred stock		-		-		-		-	(i)	(1,838)	-	(i)	(5,513)
Other preferred stock		(1,628)		(1,628)		(1,628)		(1,628)		(1,628)	(4,884)		(4,883)
Net income available to common shareholders		$5,755		$22,351		$21,842		$23,116		$19,634	$49,948		$49,270

(a) During 2Q 2019 and 3Q 2019, the Company sold $350 million and $322 million available-for-sale mortgage-backed securities, respectively, and recognized a gain in the sale of $4.8 million and $3.5 million.

(b) During 3Q 2019, the Company received $2.4 million proceeds from the sale of fully charged-off originated auto and consumer loans.

(c) During 3Q 2019, the Company decided to sell mostly non-performing loans, which are expected to be sold during 4Q 2019, increasing the provision by $37.4 million. Originated loans that were transferred to held-for-sale amounted to $25.3 million at September 30, 2019, the remaining were purchased credit impaired loans.

(d) During 2Q 2019, the Company decided to sell mostly non-performing mortgage loans increasing the provision by $8.8 million. Most of these loans were sold in 3Q 2019, increasing the provision by an additional $2.3 million.

(e) During the 1Q 2019, the provision for acquired Eurobank loans and leases reflected better cashflows than expected.
(f) During the 4Q 2018, the provision for acquired BBVAPR loans reflected better cashflows than expected.
(g) During the 4Q 2018, the Company received a $5.0 million payment from the insurance company for Hurricane María impact on the Bank's operations.

(h) During the 4Q 2018, the Company recognized an aggregate amount of $4.1 million income tax expense as a result of the changes in Puerto Rico Tax Legislation, mainly driven by a reduction of the DTA since Regular Corporate Tax Rate changes from 39% to 37.5%.

(i) During the 4Q 2018, the Company converted of all of its outstanding 8.750% non-cumulative convertible perpetual preferred stock, series C into OFG Bancorp common stock. Each share of the 84,000 series C preferred stock was converted into 86.4225 shares of common stock.

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OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
	September 30,		June 30,		March 31,		December 31,		September 30,
(Dollars in thousands) (unaudited)	2019		2019		2019		2018		2018
Cash and cash equivalents	$962,887	(a)	$677,430	(a)	$509,023		$450,063		$546,780
Investments:
Trading securities	41		412		381		360		405
Investment securities available-for-sale, at fair value, with amortized cost of $520,960
(June 30, 2019 - $860,911; March 31, 2019 - $1,248,750; December 31, 2018 - $854,511;
September 30, 2018 - $872,895)
Mortgage-backed securities	505,102	(a)	843,333	(a)	1,225,225	(d)	827,564		834,538
Other investment securities	13,993		14,100		14,244		14,293		14,014
Total investment securities available-for-sale	519,095		857,433		1,239,469		841,857		848,552
Mortgage-backed securities held-to-maturity, at amortized cost
(fair value at December 31, 2018 - $410,353;
September 30, 2018 - $425,066)	-		-		-	(d)	424,740		444,679
Federal Home Loan Bank (FHLB) stock, at cost	10,525		12,821		12,800		12,644		12,461
Other investments	57		3		3		3		3
Total investments	529,718		870,669		1,252,653		1,279,604		1,306,100
Loans, net	4,407,190	(b)(c)	4,474,497		4,401,401		4,431,594		4,352,980
Other assets:
Derivative assets	13		26		110		347		1,265
Prepaid expenses	14,244		11,903		7,830		10,283		13,461
Deferred tax asset, net	112,602		111,147		112,744		113,763		122,934
Foreclosed real estate and repossessed properties	30,488		32,016		34,439		36,754		42,014
Premises and equipment, net	69,754		71,001		69,017		68,892		67,762
Goodwill	86,069		86,069		86,069		86,069		86,069
Right of use assets	19,318		20,419		20,860	(e)	-		-
Accounts receivable and other assets	101,222		108,950		109,045		105,983		117,309
Total assets	$6,333,505		$6,464,127		$6,603,191		$6,583,352		$6,656,674

Deposits:
Demand deposits	$2,228,256		$2,219,911		$2,218,186		$2,191,802		$2,304,067
Savings accounts	1,206,569		1,200,408		1,231,170		1,187,945		1,216,190
Time deposits	1,154,871		1,136,411		996,519		1,003,271		1,037,858
Brokered deposits	288,362		388,407	(a)	451,226		525,097		530,878
Total deposits	4,878,058		4,945,137		4,897,101		4,908,115		5,088,993
Borrowings:
Securities sold under agreements to repurchase	190,261		240,324	(a)	431,566		455,508		378,237
Advances from FHLB and other borrowings	79,603		80,423		81,397		78,834		73,723
Subordinated capital notes	36,083		36,083		36,083		36,083		36,083
Total borrowings	305,947		356,830		549,046		570,425		488,043
Other liabilities:
Derivative liabilities	1,159		985		439		333		622
Acceptances outstanding	21,796		23,610		25,791		16,937		28,682
Lease liability	21,081		22,179		22,618	(e)	-		-
Accrued expenses and other liabilities	56,388		70,512		87,004		87,665		80,448
Total liabilities	5,284,429		5,419,253		5,581,999		5,583,475		5,686,788
Stockholders' equity:
Preferred stock	92,000		92,000		92,000		92,000	(f)	176,000
Common stock	59,885		59,885		59,885		59,885	(f)	52,626
Additional paid-in capital	620,948		620,368		619,828		619,381	(f)	542,078
Legal surplus	95,783		95,020		92,621		90,167		87,563
Retained earnings	285,854		284,458		268,101	(e)	253,040		236,120
Treasury stock, at cost	(102,936)		(103,171)		(103,196)		(103,633)		(103,706)
Accumulated other comprehensive (loss) income, net	(2,458)		(3,686)		(8,047)		(10,963)		(20,795)
Total stockholders' equity	1,049,076		1,044,874		1,021,192		999,877		969,886
Total liabilities and stockholders' equity	$6,333,505		$6,464,127		$6,603,191		$6,583,352		$6,656,674

(a) During 3Q 2019, the Company sold $322 million available-for-sale mortgage-backed securities and recognized a gain in the sale of $3.4 million. During 2Q 2019, the Company sold $350 million available-for-sale mortgage-backed securities and recognized a gain in the sale of $4.8 million, resulting  in the termination before maturity of $191.2 million of securities sold under agreements to repurchase and in a reduction of $62.8 million of brokered CDs.

(b) During 3Q 2019, the Company decided to sell mostly non-performing loans, which are expected to be sold during 4Q 2019, increasing the provision by $37.4 million. Originated loans that were transferred to held-for-sale amounted to $25.3 million at September 30, 2019, the remaining were purchased credit impaired loans.

(c) During 2Q 2019, the Company decided to sell mostly non-performing mortgage loans increasing the provision by $8.8 million. Most of these loans were sold in 3Q 2019, increasing the provision by an additional $2.3 million.

(d) On January 1, 2019, the Company adopted the Accounting Standard Update ("ASU") No. 2017-12 and reclassified all of its mortgage backed securities from the held-to-maturity portfolio into the available-for-sale portfolio.

(e) On January 1, 2019, the Company adopted the ASU No. 2016-02, under the effective date method, which requires lessees to recognize a right-of-use asset and related lease liability for lease classified as operating leases, prospectively.

(f) During 4Q 2018, the Company converted of all of its outstanding 8.750% non-cumulative convertible perpetual preferred stock, series C into OFG Bancorp common stock. Each share of the 84,000 series C preferred stock was converted into 86.4225 shares of common stock.

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OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands) (unaudited)		2019	2019	2019	2018	2018
Non-acquired loans held for investment:
Mortgage		$589,383	$635,616	$651,423	$668,809	$667,224
Commercial		1,573,629	1,616,973	1,569,551	1,597,588	1,540,027
Consumer		362,358	356,110	350,543	348,980	345,399
Auto		1,266,066	1,218,070	1,167,482	1,129,695	1,084,912
		3,791,436	3,826,769	3,738,999	3,745,072	3,637,562
Less: Allowance for loan and lease losses		(79,089)	(89,952)	(94,035)	(95,188)	(95,236)
		3,712,347	3,736,817	3,644,964	3,649,884	3,542,326
Deferred loan costs, net		9,608	9,251	8,254	7,740	7,556
Total non-acquired loans held for investment, net		3,721,955	3,746,068	3,653,218	3,657,624	3,549,882

Acquired loans:	(1)
BBVAPR
Accounted for under ASC 310-20
Commercial		2,217	2,249	2,405	2,546	2,778
Consumer		21,461	21,966	22,768	23,988	24,914
Auto		237	996	2,336	4,435	7,494
		23,915	25,211	27,509	30,969	35,186
Less: Allowance for loan and lease losses		(1,490)	(1,685)	(1,968)	(2,062)	(2,350)
		22,425	23,526	25,541	28,907	32,836

Accounted for under ASC 310-30
Mortgage		439,675	476,081	484,578	492,890	503,861
Commercial		155,653	169,481	176,908	182,319	190,178
Consumer		-	-	-	-	95
Auto		3,883	6,462	9,866	14,403	20,363
		599,211	652,024	671,352	689,612	714,497
Less: Allowance for loan and lease losses		(51,394)	(45,427)	(42,133)	(42,010)	(43,875)
		547,817	606,597	629,219	647,602	670,622
Total Acquired BBVAPR loans, net		570,242	630,123	654,760	676,509	703,458

Eurobank
Accounted for under ASC 310-30
Mortgage		54,603	61,920	62,649	63,392	64,785
Commercial		46,412	46,421	46,588	47,826	49,262
Consumer		802	867	856	846	895
		101,817	109,208	110,093	112,064	114,942
Less: Allowance for loan and lease losses		(22,370)	(25,578)	(24,352)	(24,971)	(24,281)
Total Acquired Eurobank loans, net		79,447	83,630	85,741	87,093	90,661
Total acquired loans, net		649,689	713,753	740,501	763,602	794,119
Total loans held for investment		4,371,644	4,459,821	4,393,719	4,421,226	4,344,001
Mortgage loans held for sale		23,504	13,293	7,682	10,368	8,979
Other loans held for sale		12,042	1,383	-	-	-
Total loans, net		$4,407,190	$4,474,497	$4,401,401	$4,431,594	$4,352,980

Loan Portfolio Summary:
Loans held for investment:
Mortgage		$1,083,661	$1,173,617	$1,198,650	$1,225,091	$1,235,870
Commercial		1,777,911	1,835,124	1,795,452	1,830,279	1,782,245
Consumer		384,621	378,943	374,167	373,814	371,303
Auto		1,270,186	1,225,528	1,179,684	1,148,533	1,112,769
		4,516,379	4,613,212	4,547,953	4,577,717	4,502,187
Less: Allowance for loan and lease losses		(154,343)	(162,642)	(162,488)	(164,231)	(165,742)
		4,362,036	4,450,570	4,385,465	4,413,486	4,336,445
Deferred loan costs, net		9,608	9,251	8,254	7,740	7,556
Total loans held for investment, net		4,371,644	4,459,821	4,393,719	4,421,226	4,344,001
Mortgage loans held for sale		23,504	13,293	7,682	10,368	8,979
Other loans held for sale		12,042	1,383	-	-	-
Total loans, net		$4,407,190	$4,474,497	$4,401,401	$4,431,594	$4,352,980

		2019	2019	2019	2018	2018
(Dollars in thousands) (unaudited)		Q3	Q2	Q1	Q4	Q3
Quarterly loan production	(13)
Mortgage		$23,805	$22,196	$23,097	$33,373	$27,869
Commercial		65,635	64,079	60,485	92,088	105,346
US Loan Program		12,224	56,372	31,706	31,667	30,357
Consumer		48,257	47,662	40,877	42,055	42,995
Auto		141,507	136,263	120,199	123,770	140,390
Total		$291,428	$326,572	$276,364	$322,953	$346,957

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OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2019 Q3			2019 Q2			2019 Q1			2018 Q4			2018 Q3
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents	$734,105	$4,086	2.21%	$481,115	$2,904	2.42%	$388,578	$2,368	2.47%	$434,701	$2,572	2.35%	$327,268	$1,676	2.03%
Investment securities	708,606	3,797	2.14%	1,039,193	6,271	2.41%	1,258,899	8,223	2.61%	1,275,752	8,210	2.57%	1,327,180	8,445	2.55%
Loans
Non-acquired loans	3,859,035	74,303	7.64%	3,794,263	72,979	7.71%	3,764,457	71,298	7.68%	3,693,398	70,747	7.60%	3,601,149	68,387	7.53%
Acquired BBVAPR loans	597,777	9,090	6.08%	634,598	9,603	6.05%	654,109	10,247	6.27%	678,026	10,935	6.45%	708,306	12,144	6.86%
Acquired Eurobank loans	82,234	2,379	11.57%	85,169	2,499	11.74%	86,159	2,574	11.95%	88,578	2,642	11.93%	91,182	3,485	15.29%
Total loans	4,539,046	85,772	7.50%	4,514,030	85,081	7.56%	4,504,725	84,119	7.57%	4,460,002	84,324	7.50%	4,400,637	84,016	7.57%
Total interest-earning assets	$5,981,757	$93,655	6.21%	$6,034,338	$94,256	6.27%	$6,152,202	$94,710	6.24%	$6,170,455	$95,106	6.11%	$6,055,085	$94,137	6.17%

Interest bearing liabilities:
Deposits
NOW accounts	$1,118,156	$1,616	0.57%	$1,124,670	$1,730	0.62%	$1,119,612	$1,454	0.53%	$1,109,795	$1,432	0.51%	$1,096,023	$1,196	0.43%
Savings accounts	1,199,678	2,012	0.67%	1,180,153	1,882	0.64%	1,181,024	1,615	0.55%	1,217,931	1,741	0.57%	1,211,693	1,571	0.51%
Time deposits	1,151,248	4,427	1.53%	1,065,005	3,652	1.38%	992,331	2,944	1.20%	1,012,267	3,008	1.18%	1,027,424	2,896	1.12%
Brokered deposits	358,130	2,298	2.55%	412,383	2,526	2.46%	498,116	2,835	2.31%	526,849	3,003	2.26%	519,502	2,727	2.08%
	3,827,212	10,353	1.07%	3,782,211	9,790	1.04%	3,791,083	8,848	0.95%	3,866,842	9,184	0.94%	3,854,642	8,390	0.86%
Non-interest bearing deposit accounts	1,094,047	-	-	1,097,903	-	-	1,099,547	-	-	1,120,604	-	-	1,079,826	-	-%
Fair value premium amortization and core deposit intangible amortization	-	201	-	-	201	-	-	201	-	-	215	-	-	215	-
Total deposits	4,921,259	10,554	0.85%	4,880,114	9,991	0.82%	4,890,630	9,049	0.75%	4,987,446	9,399	0.75%	4,934,468	8,605	0.69%
Borrowings
Securities sold under agreements to repurchase	224,783	1,342	2.37%	343,370	2,107	2.46%	444,843	2,785	2.54%	430,889	2,633	2.42%	390,225	2,242	2.28%
Advances from FHLB and other borrowings	79,328	550	2.75%	80,349	559	2.79%	81,226	563	2.81%	76,948	536	2.76%	76,960	517	2.67%
Subordinated capital notes	36,083	499	5.49%	36,083	514	5.71%	36,083	524	5.89%	36,083	503	5.53%	36,083	496	5.45%
Total borrowings	340,194	2,391	2.79%	459,802	3,180	2.77%	562,152	3,872	2.79%	543,920	3,672	2.68%	503,268	3,255	2.57%
Total interest-bearing liabilities	$5,261,453	$12,945	0.98%	$5,339,916	$13,171	0.99%	$5,452,782	$12,921	0.96%	$5,531,366	$13,071	0.94%	$5,437,736	$11,860	0.87%
Interest rate spread		$80,710	5.23%		$81,085	5.28%		$81,789	5.28%		$82,035	5.17%		$82,277	5.30%
Net interest margin			5.35%			5.39%			5.39%			5.27%			5.39%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$217			$241			$427			$653			$1,143
Acquired Eurobank loans		154			189			110			123			829
		$371			$430			$537			$776			$1,972
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$5,981,757	$93,284	6.19%	$6,034,338	$93,826	6.24%	$6,152,202	$94,173	6.21%	$6,170,455	$94,330	6.07%	$6,055,085	$92,165	6.04%
Interest rate spread		$80,339	5.21%		$80,655	5.25%		$81,252	5.25%		$81,259	5.13%		$80,305	5.17%
Net interest margin			5.33%			5.36%			5.36%			5.22%			5.26%

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OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2019 YTD			2018 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents	$535,865	$9,357	2.33%	$313,410	$4,126	1.76%
Investment securities	1,000,217	18,292	2.44%	1,299,357	24,131	2.48%
Loans
Non-acquired loans	3,806,265	218,580	7.68%	3,443,834	189,557	7.36%
Acquired BBVAPR loans	628,622	28,939	6.14%	756,120	37,308	6.58%
Acquired Eurobank loans	84,506	7,452	11.76%	94,224	10,192	14.42%
Total loans	4,519,393	254,971	7.54%	4,294,178	237,057	7.38%
Total interest-earning assets	$6,055,475	$282,620	6.24%	$5,906,945	$265,314	6.01%

Interest bearing liabilities:
Deposits
NOW accounts	$1,120,807	$4,800	0.57%	$1,069,341	$3,064	0.38%
Savings accounts	1,187,020	5,508	0.62%	1,216,198	4,623	0.51%
Time deposits	1,070,111	11,024	1.38%	1,021,707	8,475	1.11%
Brokered deposits	422,364	7,660	2.42%	485,832	6,748	1.86%
	3,800,302	28,992	1.02%	3,793,078	22,910	0.81%
Non-interest bearing deposit accounts	1,097,145	-	-	1,060,535	-	-%
Fair value premium amortization and core deposit intangible amortization	-	602	-	-	644	-
Total deposits	4,897,447	29,594	0.81%	4,853,613	23,554	0.65%
Borrowings
Securities sold under agreements to repurchase	336,859	6,234	2.47%	332,215	5,160	2.08%
Advances from FHLB and other borrowings	80,294	1,671	2.78%	71,512	1,339	2.50%
Subordinated capital notes	36,083	1,537	5.70%	36,083	1,402	5.19%
Total borrowings	453,236	9,442	2.79%	439,810	7,901	2.40%
Total interest-bearing liabilities	$5,350,683	$39,036	0.98%	$5,293,423	$31,455	0.79%
Interest rate spread		$243,584	5.26%		$233,859	5.22%
Net interest margin			5.38%			5.29%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$885			1,553
Acquired Eurobank loans		453			1,752
		$1,338			$3,305
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$6,055,475	$281,282	6.21%	$5,906,945	$262,009	5.93%
Interest rate spread		$242,246	5.23%		$230,554	5.14%
Net interest margin			5.35%			5.22%

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OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2019		2019	2019	2018	2018
(Dollars in thousands) (unaudited)	Q3		Q2	Q1	Q4	Q3
Net Charge-offs
Mortgage:
Charge-offs	$16,299	(b)	$604	$587	$1,570	$1,429
Recoveries	(493)		(316)	(287)	(128)	(139)
Total mortgage	15,806		288	300	1,442	1,290
Commercial:
Charge-offs	8,402	(b)	2,146	1,086	386	3,249
Recoveries	(174)		(177)	(147)	(126)	(119)
Total commercial	8,228		1,969	939	260	3,130
Consumer:
Charge-offs	5,046		4,839	4,121	4,191	4,591
Recoveries	(1,260)	(a)	(327)	(263)	(1,000)	(278)
Total consumer	3,786		4,512	3,858	3,191	4,313
Auto:
Charge-offs	12,331		10,672	11,371	10,843	9,111
Recoveries	(5,724)	(a)	(4,877)	(3,982)	(4,851)	(5,442)
Total auto	6,607		5,795	7,389	5,992	3,669
Total	$34,427		$12,564	$12,486	$10,885	$12,402
Net Charge-off Rates
Mortgage	10.14%		0.18%	0.18%	0.88%	0.77%
Commercial	2.06%		0.50%	0.24%	0.07%	0.83%
Consumer	4.00%		4.85%	4.18%	3.47%	4.74%
Auto	2.10%		1.94%	2.54%	2.14%	1.39%
Total	3.57%	(b)	1.32%	1.33%	1.18%	1.38%
Average Loans Held For Investment
Mortgage	$623,772		$640,141	$649,408	$658,835	$667,372
Commercial	1,597,902		1,584,362	1,584,246	1,546,166	1,512,661
Consumer	378,967		372,477	369,382	368,083	363,884
Auto	1,258,394		1,197,283	1,161,421	1,120,314	1,057,232
Total	$3,859,035		$3,794,263	$3,764,457	$3,693,398	$3,601,149

(a) During 3Q 2019, the Company received $2.4 million proceeds from the sale of fully charged-off originated auto and consumer loans.

(b) During 3Q 2019, the Company decided to sell several non-performing originated loans, which are expected to be sold during 4Q 2019, increasing charge-offs by $15.9 million, $4.4 million in commercial loans and $11.5 million in residential mortgages.

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OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2019		2019	2019	2018	2018
(Dollars in thousands) (unaudited)		Q3		Q2	Q1	Q4	Q3
Early Delinquency (30 - 89 days past due)
Mortgage		$21,631		$24,303	$26,775	$26,150	$25,285
Commercial		4,403		2,738	12,825	5,568	6,871
Consumer		8,550		8,617	7,795	7,285	6,661
Auto		103,346		98,625	87,500	86,039	81,828
Total		$137,930		$134,283	$134,895	$125,042	$120,645
Early Delinquency Rates (30 - 89 days past due)
Mortgage		3.67%		3.82%	4.11%	3.91%	3.79%
Commercial		0.28%		0.17%	0.82%	0.35%	0.45%
Consumer		2.36%		2.42%	2.22%	2.09%	1.93%
Auto		8.16%		8.10%	7.49%	7.62%	7.54%
Total		3.64%		3.51%	3.61%	3.34%	3.32%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$40,194	(a)	$70,364	$78,560	$82,404	$83,966
GNMA's buy-back option program		11,403		11,675	12,942	19,721	13,325
Total mortgage		51,597		82,039	91,502	102,125	97,291
Commercial		24,399	(a)	28,762	35,737	27,423	25,191
Consumer		10,912		10,817	9,873	8,983	8,530
Auto		117,566		110,646	99,663	99,533	93,976
Total		$204,474		$232,264	$236,775	$238,064	$224,988
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		6.82%		11.07%	12.06%	12.32%	12.58%
GNMA's buy-back option program		1.93%		1.84%	1.99%	2.95%	2.00%
Total mortgage		8.75%		12.91%	14.05%	15.27%	14.58%
Commercial		1.55%		1.78%	2.28%	1.72%	1.64%
Consumer		3.01%		3.04%	2.82%	2.57%	2.47%
Auto		9.29%		9.08%	8.54%	8.81%	8.66%
Total		5.39%		6.07%	6.33%	6.36%	6.19%
Nonperforming Assets	(14)
Mortgage		$21,138	(a)	$53,534	$59,665	$63,717	$67,236
Commercial		35,601	(a)	44,617	50,376	42,456	42,807
Consumer		4,008		2,208	3,971	3,354	3,116
Auto		15,019		12,024	12,163	13,494	12,185
Total nonperforming loans		75,766		112,383	126,175	123,021	125,344
Foreclosed real estate		11,210		10,954	10,011	9,571	10,295
Other repossessed assets		3,537		2,507	3,574	2,986	4,146
Total nonperforming assets		$90,513		$125,844	$139,760	$135,578	$139,785
Nonperforming Loan Rates
Mortgage		3.59%		8.42%	9.16%	9.53%	10.08%
Commercial		2.26%		2.76%	3.21%	2.66%	2.78%
Consumer		1.11%		0.62%	1.13%	0.96%	0.90%
Auto		1.19%		0.99%	1.04%	1.19%	1.12%
Total loans		2.00%		2.94%	3.37%	3.28%	3.45%

(a) During 3Q 2019, the Company identified non-performing originated loans expected to be sold during 4Q 2019, $29 million in mortgage loans and $9 million in commercial loans. These loans were reclassified as held-for-sale at their fair value.

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OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended September 30, 2019
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Auto	Total
Non-acquired loans
Balance at beginning of period	$15,361	$29,234	$15,831	$29,526	$89,952
(Recapture) provision for loan and lease losses, net	8,836	1,317	3,283	10,128	23,564
Charge-offs	(16,299)	(8,402)	(5,046)	(12,331)	(42,078)
Recoveries	493	174	1,260	5,724	7,651
Balance at end of period	$8,391	$22,323	$15,328	$33,047	$79,089
Allowance coverage ratio	1.42%	1.42%	4.23%	2.61%	2.09%

Acquired loans
Acquired BBVAPR loans:
Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$31	$1,617	$37	$1,685
(Recapture) provision for loan and lease losses, net		7	(102)	(41)	(136)
Charge-offs		(19)	(270)	(52)	(341)
Recoveries		1	203	78	282
Balance at end of period		$20	$1,448	$22	$1,490

Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$25,208	$17,083	$-	$3,136	$45,427
Provision (recapture) for loan and lease losses, net	7,954	11,714	-	(396)	19,272
Allowance de-recognition	(12,704)	(150)	-	(451)	(13,305)
Balance at end of period	$20,458	$28,647	$-	$2,289	$51,394

Acquired Eurobank loans:
Balance at beginning of period	$17,213	$8,365	$-	$-	$25,578
Provision (recapture) for loan and lease losses, net	953	118	-		1,071
Allowance de-recognition	(4,357)	78	-	-	(4,279)
Balance at end of period	$13,809	$8,561	$-	$-	$22,370

Total acquired loans
Balance at beginning of period	$42,421	$25,479	$1,617	$3,173	$72,690
Provision (recapture) for loan and lease losses, net	8,907	11,839	(102)	(437)	20,207
Charge-offs	-	(19)	(270)	(52)	(341)
Recoveries	-	1	203	78	282
Allowance de-recognition	(17,061)	(72)	-	(451)	(17,584)
Balance at end of period	$34,267	$37,228	$1,448	$2,311	$75,254

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OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired with Deteriorated Credit Quality, including those by Analogy)
	Quarter Ended September 30, 2019
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Acquired BBVAPR loans:
Accretable Yield
Balance at beginning of period	$217,549	$32,592	$2,046	$43	$288	$252,518
Accretion	(5,876)	(1,606)	(773)	(77)	(151)	(8,483)
Change in expected cash flows	-	13,503	1,403	5	151	15,062
Transfers (to) from non-accretable discount	(9,849)	(26,688)	(1,351)	57	(94)	(37,925)
Balance at end of period	$201,824	$17,801	$1,325	$28	$194	$221,172

Non-Accretable Discount
Balance at beginning of period	$292,258	$3,191	$7,713	$24,083	$18,810	$346,055
Change in actual and expected cash flows	(21,356)	(13,089)	(1,735)	44	(118)	(36,254)
Transfers from (to) accretable yield	9,849	26,688	1,351	(57)	94	37,925
Balance at end of period	$280,751	$16,790	$7,329	$24,070	$18,786	$347,726

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Acquired Eurobank loans:
Accretable Yield
Balance at beginning of period	$35,935	$1,856	$603	$-	$-	$38,394
Accretion	(1,218)	(1,075)	-	3	(89)	(2,379)
Change in expected cash flows	1,917	550	-	(93)	132	2,506
Transfers (to) from non-accretable discount	(2,518)	(438)	(24)	90	(43)	(2,933)
Balance at end of period	$34,116	$893	$579	$-	$-	$35,588

Non-Accretable Discount
Balance at beginning of period	$79	$-	$1,602	$-	$118	$1,799
Change in actual and expected cash flows	(2,597)	(438)	-	90	(73)	(3,018)
Transfers from (to) accretable yield	2,518	438	24	(90)	43	2,933
Balance at end of period	$-	$-	$1,626	$-	$88	$1,714

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OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2019	2019	2019	2018	2018
(Dollars in thousands) (unaudited)	Q3	Q2	Q1	Q4	Q3
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$1,049,076	$1,044,874	$1,021,192	$999,877	$969,886
Less: Intangible assets	(88,560)	(88,852)	(89,145)	(89,437)	(89,767)
Noncumulative perpetual preferred stock	(92,000)	(92,000)	(92,000)	(92,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$878,646	$874,152	$850,177	$828,570	$714,249

Common stock outstanding at end of period	51,347	51,330	51,328	51,294	44,006
Tangible book value (Non-GAAP)	$17.11	$17.03	$16.56	$16.15	$16.23
Total Assets to Tangible Assets
Total assets	$6,333,505	$6,464,127	$6,603,191	$6,583,352	$6,656,674
Less: Intangible assets	(88,560)	(88,852)	(89,145)	(89,437)	(89,767)
Tangible assets (Non-GAAP)	$6,244,945	$6,375,275	$6,514,046	$6,493,915	$6,566,907
Non-GAAP TCE Ratio
Tangible common equity	$878,646	$874,152	$850,177	$828,570	$714,249
Tangible assets	6,244,945	6,375,275	6,514,046	6,493,915	6,566,907
TCE ratio	14.07%	13.71%	13.05%	12.76%	10.88%
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$1,061,541	$1,037,057	$1,017,546	$983,015	$973,838
Less: Average noncumulative perpetual preferred stock	(92,000)	(92,000)	(92,000)	(111,174)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$979,671	$955,187	$935,676	$881,971	$807,968
Less: Average intangible assets	(88,701)	(88,995)	(89,291)	(89,580)	(89,933)
Average tangible common equity	$890,970	$866,192	$846,385	$792,391	$718,035
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OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2019	2019	2019	2018	2018
(Dollars in thousands) (unaudited)		Q3	Q2	Q1	Q4	Q3
Regulatory Capital Metrics
Common equity Tier 1 capital		$858,092	$855,667	$832,923	$811,708	$690,937
Tier 1 capital		974,962	972,537	949,793	928,578	891,807
Total risk-based capital	(15)	1,035,910	1,035,109	1,012,112	990,500	953,543
Risk-weighted assets		4,771,165	4,895,441	4,872,807	4,837,214	4,806,348
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(16)	17.98%	17.48%	17.09%	16.78%	14.38%
Tier 1 risk-based capital ratio	(17)	20.43%	19.87%	19.49%	19.20%	18.55%
Total risk-based capital ratio	(18)	21.71%	21.14%	20.77%	20.48%	19.84%
Leverage ratio	(19)	15.41%	15.20%	14.64%	14.22%	13.93%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity		$1,049,076	$1,044,874	$1,021,192	$999,877	$969,886
Less: Noncumulative perpetual preferred stock		(92,000)	(92,000)	(92,000)	(92,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130	10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax		1,742	3,087	7,841	10,972	21,187
Unrealized losses on cash flow hedges, net of income tax		716	599	206	(9)	(392)
		969,664	966,690	947,369	928,970	824,811
Less: Disallowed goodwill		(86,069)	(86,069)	(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net	(20)	(1,557)	(1,739)	(1,922)	(2,105)	(2,256)
Disallowed deferred tax assets, net	(20)	(23,946)	(23,215)	(26,455)	(29,088)	(45,549)
Common equity Tier 1 capital		858,092	855,667	832,923	811,708	690,937
Plus: Qualifying noncumulative perpetual preferred stock		92,000	92,000	92,000	92,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000	35,000	35,000	35,000
Tier 1 capital		974,962	972,537	949,793	928,578	891,807
Plus tier 2 capital: Qualifying allowance for loan and lease losses		60,948	62,572	62,319	61,922	61,736
Total risk-based capital		$1,035,910	$1,035,109	$1,012,112	$990,500	$953,543

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OFG Bancorp (NYSE: OFG)
Table 10: Reconciliation of GAAP to Non-GAAP with adjustments to exclude the impact of significant events.

The Company prepared its Consolidated Financial Statement using accounting principles generally accepted in the U.S. (“U.S. GAAP” or the “reported basis”). In addition to analyzing the Company’s results on the reported basis, management monitors the “Adjusted net income” of the Company and excludes the impact of certain transactions on the results of its operations. Management believes that “Adjusted net income” provides meaningful information to investors about the underlying performance of the Company’s ongoing operations. “Adjusted net income” is a non-GAAP financial measure.

The table below describes adjustments to net income for the quarter ended September 31, 2019 and June 30, 2019.

		Quarter ended September 30, 2019			Quarter ended June 30, 2019

			Income Tax	Impact on		Income Tax	Impact on
(Dollars in thousands) (unaudited)		Pre-tax	Effect (i)	Net Income	Pre-tax	Effect (i)	Net Income

U.S. GAAP net income				$7,383			$23,979
Non-GAAP adjustments:
Sale of mortgage-backed securities available-for-sale	(a)	$(3,498)	$1,067	(2,431)	$(4,769)	$1,532	(3,237)
Non-performing loans transferred to held-for-sale or sold	(b)(c)	38,958	(11,886)	27,072	8,803	(2,828)	5,975
Sale of fully charged-off loans	(d)	(2,382)	727	(1,655)	-	-	-
Merger expenses	(e)	1,556	(475)	1,081	1,000	(321)	679
FDIC insurance assessment credit	(f)	(1,534)	468	(1,066)	-	-	-
Hacienda credit for hurricane Maria	(g)	(1,010)	308	(702)	-	-	-
Environmental factors adjustment	(h)	(4,541)	1,385	(3,156)	-	-	-
Adjusted net income (Non-GAAP)				$26,527			$27,396
Less: dividends on preferred stock				(1,628)			(1,628)
Adjusted net income available to common shareholders (Non-GAAP)				$24,899			$25,768

U.S. GAAP earnings per common share - diluted				$0.11			$0.43
Non-GAAP adjustments:
Sale of mortgage-backed securities available-for-sale	(a)	$(0.07)	$0.02	(0.05)	$(0.09)	$0.03	(0.06)
Non-performing loans transferred to held-for-sale or sold	(b)(c)	0.75	(0.23)	0.52	0.17	(0.05)	0.12
Sale of fully charged-off loans	(d)	(0.04)	0.01	(0.03)	-	-	-
Merger expenses	(e)	0.03	(0.01)	0.02	0.02	(0.01)	0.01
FDIC insurance assessment credit	(f)	(0.03)	0.01	(0.02)	-	-	-
Hacienda credit for hurricane Maria	(g)	(0.02)	0.01	(0.01)	-	-	-
Environmental factors adjustment	(h)	(0.09)	0.03	(0.06)	-	-	-
Adjusted earnings per common share - diluted (Non-GAAP)				$0.48			$0.50

Adjusted Performance Metrics - Reconciliation to GAAP Financial Measures:				Quarter ended September 30, 2019			Quarter ended June 30, 2019
Net income				$7,383			$23,979
Non-GAAP adjustments	(a)(b)(c)(d)(e)(f)(g)(h)			19,144			3,417
Adjusted net income (Non-GAAP)				26,527			27,396

Average assets				6,433,658			6,496,423

Return on average assets				0.46%			1.48%
Adjusted return on average assets (Non-GAAP)				1.65%			1.69%

Net income available to common shareholders				$5,755			$22,351
Non-GAAP adjustments	(a)(b)(c)(d)(e)(f)(g)(h)			19,144			3,417
Adjusted net income available to common shareholders (Non-GAAP)				24,899			25,768

Average tangible common equity				890,970			866,192

Return on average tangible common stockholders' equity				2.58%			10.32%
Adjusted return on average tangible common stockholders' equity (Non-GAAP)				11.18%			11.90%

Total non-interest expense				$50,727			$51,452
Non-GAAP adjustments, pre-tax	(e)(f)(g)			988			(1,000)
Adjusted total non-interest expense (Non-GAAP)				51,715			50,452

Net interest income				80,710			81,085
Total banking and financial service revenues				18,542			18,074
				99,252			99,159

Efficiency ratio				51.11%			51.89%
Adjusted efficiency ratio (Non-GAAP)				52.10%			50.88%

(a) During 2Q 2019 and 3Q 2019, the Company sold $350 million and $322 million available-for-sale mortgage-backed securities, respectively, and recognized a gain in the sale of $4.8 million and $3.5 million, respectively.

(b) During 3Q 2019, the Company decided to sell mostly non-performing loans, which are expected to be sold during 4Q 2019, increasing the provision by $37.4 million. Originated loans that were transferred to held-for-sale amounted to $25.3 million at September 30, 2019, the remaining were purchased credit impaired loans.

(c) During 2Q 2019, the Company decided to sell mostly non-performing mortgage loans increasing the provision by $8.8 million. Most of these loans were sold in 3Q 2019, increasing the provision by an additional $2.3 million.

(d) During 3Q 2019, the Company received $2.4 million proceeds from the sale of fully charged-off originated auto and consumer loans.

(e) During 2Q 2019, the Company entered into an agreement with Scotiabank to acquire its Puerto Rico and US Virgin Islands operations, subject to customary closing conditions. During 2Q2019 and 3Q2019, $1.0 million and $1.6 million, respectively, were incurred in related expenses.

(f) During 3Q 2019, the Company recognized an FDIC insurance assessment credit received amounting to $1.5 million.
(g) During 3Q 2019, the Company received an additional $1 million credit from Puerto Rico Treasury on employee retention during hurricane Maria.

(h) During 3Q 2019, the Company had a reduction in provision for loan losses of $4.5 million as a result of the adjustment to the qualitative factor related to sustained favorable macroeconomic conditions in Puerto Rico.

(i) Income tax effect reflects estimated income tax annual rate at September 30, 2019 and June 30, 2019 of 30.51% and 32.12%, respectively.

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OFG Bancorp (NYSE: OFG)
Table 11: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 10)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans considers such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans.

(2)	Total banking and financial service revenues.
(3)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(4)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(5)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(6)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(7)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(8)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(9)	Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.
(10)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(11)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(12)	Non-GAAP ratios. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(13)	Production of new loans (excluding renewals).
(14)

Loans accounted for under ASC 310-30 (loans acquired with deteriorated credit quality, including those by analogy), including Eurobank acquired loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(15)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(16)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(17)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(18)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(19)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(20)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 80% for 2019 and 2018.
(21)	Pre-provision net revenues is a non-GAAP measure calculated based on net interest income plus total non-interest income, net, less total non-interest expenses for the period.
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